UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2012

BANCTRUST FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Alabama	0-15423	63-0909434
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

107 St. Francis Street, Mobile, Alabama	36602
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (251) 431-7800

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

          On March 21, 2012, the Company issued a press release announcing that it has ended its efforts to recapitalize the Company as an independent entity and has engaged Keefe, Bruyette & Woods, Inc. to assist it in pursuing strategic merger opportunities.  The Company also announced that it expects is Annual Report on Form 10-K to report a net loss to common shareholders of approximately $50.48 million for the quarter ended December 31, 2011 and approximately $50.94 million for the year ended December 31, 2011, and that, following the loss, the Company and its subsidiary bank will remain “well capitalized.”  Additionally, the Company announced that it is currently negotiating a modification of its $20 million loan held by the FDIC, as Receiver for Silverton Bank.  Finally, the Company announced that it intends to defer interest payments on its trust preferred securities and to cease declaring and making dividend payments on its Series A preferred stock.  This press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

Exhibit 99.1	Press Release issued on March 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANCTRUST FINANCIAL GROUP, INC.

DATE:	March 21, 2012	By:	/s/ F. Michael Johnson
F. Michael Johnson
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	NAME OF EXHIBIT
99.1	Press Release issued on March 21, 2012